Exhibit 99.2

HERITAGE COMMERCE CORP
SANDLER O'NEILL'S WEST COAST FINANCIAL SERVICES  CONFERENCE
MARCH 2010

WALT T. KACZMAREK
CHIEF EXECUTIVE OFFICER
HERITAGE COMMERCE CORP

SAFE HARBOR STATEMENT
Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the Company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  The forward-looking statements could be affected by many factors, including but not limited to: (1) our ability to attract new deposits and loans; (2) local, regional, and national economic conditions and events and the impact they may have on us and our customers; (3) risks associated with concentrations in real estate related loans; (4) increasing levels of classified assets, including nonperforming assets, which could adversely affect our earnings and liquidity; (5) market interest rate volatility; (6) stability of funding sources and continued availability of borrowings; (7) changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth and constrain our activities, including the terms of an anticipated written agreement to be entered into by the Company and the Board of Governors of the Federal Reserve System; (8) changes in accounting standards and interpretations; (9) significant decline in the market value of the Company that could result in an impairment of goodwill; (10) our ability to raise capital or incur debt on reasonable terms; (11) regulatory limits on the Heritage Bank of Commerce’s ability to pay dividends to the Company; (12) effectiveness of the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and other legislative and regulatory efforts to help stabilize the U.S. financial markets; (13) future legislative or administrative changes to the U.S. Treasury Capital Purchase Program enacted under the Emergency Economic Stabilization Act of 2008; (14) the impact of the Emergency Economic Stabilization Act of 2008 and the American Recovery and Reinvestment Act of 2009 and related rules and regulations on our business operations and competitiveness, including the impact of executive compensation restrictions, which may affect our ability to retain and recruit executives in competition with other firms who do not operate under those restrictions; and (15) our success in managing the risks involved in the foregoing items.  For a discussion of factors which could cause results to differ, please see the Company’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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